NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2016 RESULTS

•	Third quarter 2016 net revenue of $338.5 million, as compared to $341.9 million in the comparable prior year quarter, a decrease of 1.0%.

•	Third quarter 2016 GAAP net income of $21.1 million, as compared to $15.1 million in the comparable prior year quarter.

◦	Third quarter 2016 non-GAAP net income of $25.9 million, as compared to $21.7 million in the comparable prior year quarter.

•	Third quarter 2016 GAAP net income per diluted share of $0.62, as compared to $0.47 in the comparable prior year quarter.

◦	Third quarter 2016 non-GAAP net income per diluted share of $0.76, as compared to $0.67 in the comparable prior year quarter.

•
Business outlook[1]: Company expects fourth quarter 2016 net revenue to be in the range of $340 million to $355 million, with GAAP operating margin in the range of 7.9% to 8.9% and non-GAAP operating margin in the range of 10.5% to 11.5%. Additionally, the Company expects the GAAP tax rate to be approximately 37% and non-GAAP tax rate to be approximately 34%.

SAN JOSE, California - October 26, 2016 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the third quarter ended October 2, 2016.

Net revenue for the third quarter ended October 2, 2016 was $338.5 million, as compared to $341.9 million in the third quarter ended September 27, 2015, and $311.7 million in the second quarter ended July 3, 2016. Net income, computed in accordance with GAAP, for the third quarter of 2016 was $21.1 million, or $0.62 net income per diluted share. This compared to GAAP net income of $15.1 million, or $0.47 net income per diluted share, in the third quarter of 2015, and GAAP net income of $16.0 million, or $0.48 net income per diluted share, in the second quarter of 2016. Non-GAAP net income was $0.76 per diluted share in the third quarter of 2016, as compared to non-GAAP net income of $0.67 per diluted share in the third quarter of 2015 and $0.72 per diluted share in the second quarter of 2016.

Operating margin, computed in accordance with GAAP, for the third quarter of 2016 was 8.8%, as compared to 7.6% in the year ago comparable quarter, and 8.2% in the second quarter of 2016. Non-GAAP operating margin was 11.5% in the third quarter of 2016, as compared to 10.3% in the third quarter of 2015 and 11.6% in the second quarter of 2016.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We were pleased with our financial results for the third quarter of 2016, which came in higher than we had expected in revenue and at the high end of our guidance range for non-GAAP operating margin. The outperformance during the quarter was led by our Nighthawk routers, cable gateways, Arlo cameras and 10 Gig switches. Overall, our financial results reinforce that the Company remains on a strong trajectory.”

Mr. Lo continued, “During the quarter we saw continued strength in North America for the back-to-school season, healthy year-over-year growth in APAC, while EMEA continued to be a challenging environment."

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the fourth quarter of 2016, we expect net revenue to be in the range of $340 million to $355 million. Our revenue outlook reflects holiday seasonality for the Retail Business Unit, but a reduced service provider revenue forecast. GAAP operating margin is expected to be in the range of 7.9% to 8.9% and non-GAAP operating margin is expected to be in the range of 10.5% to 11.5%. Our GAAP tax rate is expected to be approximately 37% and our non-GAAP tax rate is expected to be 34% for the fourth quarter of 2016.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	December 31, 2016
	Operating Margin Rate	Tax Rate
GAAP	7.9% - 8.9%	37%
Estimated adjustments for[1]:
Amortization of intangibles	1.2%	__
Stock-based compensation expense	1.4%	__
Tax effect of non-GAAP adjustments	__	(3)%
Non-GAAP	10.5% - 11.5%	34%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; and impairment charges. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2016 today, Wednesday, October 26, 2016 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Wednesday, November 2, 2016 by telephone at (412) 317-6671 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13647702.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 28,000 retail locations around the globe, and through approximately 27,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2016 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations

Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 42 through 62, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2016, filed with the Securities and Exchange Commission on August 5, 2016. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:
To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, losses on inventory commitments due to restructuring, litigation reserves, net, gain on litigation settlements, loss pertaining to cost method investment and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, losses on inventory commitments due to restructuring, litigation reserves, net, gain on litigation settlements, and loss pertaining to cost method investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$273,720	$181,945
Short-term investments	129,296	96,321
Accounts receivable, net	233,911	290,642
Inventories	217,621	213,118
Prepaid expenses and other current assets	30,519	39,117
Total current assets	885,067	821,143
Property and equipment, net	19,476	22,384
Intangibles, net	36,216	48,947
Goodwill	81,721	81,721
Other non-current assets	74,268	76,374
Total assets	$1,096,748	$1,050,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$95,991	$90,546
Accrued employee compensation	24,026	27,868
Other accrued liabilities	142,751	166,282
Deferred revenue	26,515	29,125
Income taxes payable	1,866	1,951
Total current liabilities	291,149	315,772
Non-current income taxes payable	15,610	14,444
Other non-current liabilities	12,793	11,643
Total liabilities	319,552	341,859
Stockholders' equity:
Common stock	33	33
Additional paid-in capital	555,167	513,047
Accumulated other comprehensive income	242	3
Retained earnings	221,754	195,627
Total stockholders' equity	777,196	708,710
Total liabilities and stockholders' equity	$1,096,748	$1,050,569

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2016	July 3, 2016	September 27, 2015	October 2, 2016	September 27, 2015

Net revenue	$338,458	$311,655	$341,893	$960,369	$939,832
Cost of revenue	235,336	213,867	245,566	658,894	677,569
Gross profit	103,122	97,788	96,327	301,475	262,263
Gross margin	30.5%	31.4%	28.2%	31.4%	27.9%
Operating expenses:
Research and development	21,935	21,804	21,572	65,876	63,126
Sales and marketing	37,337	36,089	35,923	110,703	107,538
General and administrative	14,111	13,035	11,803	39,995	33,192
Restructuring and other charges	(130)	1,311	1,016	3,859	6,384
Litigation reserves, net	13	35	—	58	(2,690)
Total operating expenses	73,266	72,274	70,314	220,491	207,550
Income from operations	29,856	25,514	26,013	80,984	54,713
Operating margin	8.8%	8.2%	7.6%	8.4%	5.8%
Interest income	291	279	65	804	184
Other income (expense), net	116	(332)	(199)	(582)	(67)
Income before income taxes	30,263	25,461	25,879	81,206	54,830
Provision for income taxes	9,144	9,427	10,780	27,464	28,053
Net income	$21,119	$16,034	$15,099	$53,742	$26,777

Net income per share:
Basic	$0.64	$0.49	$0.47	$1.64	$0.80
Diluted	$0.62	$0.48	$0.47	$1.60	$0.79

Weighted average shares used to compute net income per share:
Basic	32,913	32,639	31,979	32,688	33,473
Diluted	33,913	33,493	32,335	33,624	34,002

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	October 2, 2016	July 3, 2016	September 27, 2015	October 2, 2016	September 27, 2015

GAAP gross profit	$103,122	$97,788	$96,327	$301,475	$262,263
GAAP gross margin	30.5%	31.4%	28.2%	31.4%	27.9%
Amortization of intangibles	2,394	2,394	2,394	7,182	7,490
Stock-based compensation expense	426	451	358	1,316	1,190
Losses on inventory commitments due to restructuring	—	—	—	—	407
Non-GAAP gross profit	$105,942	$100,633	$99,079	$309,973	$271,350
Non-GAAP gross margin	31.3%	32.3%	29.0%	32.3%	28.9%

GAAP research and development	$21,935	$21,804	$21,572	$65,876	$63,126
Stock-based compensation expense	(1,087)	(1,118)	(877)	(3,071)	(2,495)
Non-GAAP research and development	$20,848	$20,686	$20,695	$62,805	$60,631

GAAP sales and marketing	$37,337	$36,089	$35,923	$110,703	$107,538
Amortization of intangibles	(1,771)	(1,772)	(1,771)	(5,314)	(5,314)
Stock-based compensation expense	(1,300)	(1,338)	(1,173)	(3,835)	(3,836)
Non-GAAP sales and marketing	$34,266	$32,979	$32,979	$101,554	$98,386

GAAP general and administrative	$14,111	$13,035	$11,803	$39,995	$33,192
Stock-based compensation expense	(2,057)	(2,112)	(1,703)	(6,078)	(4,994)
Non-GAAP general and administrative	$12,054	$10,923	$10,100	$33,917	$28,198

GAAP total operating expenses	$73,266	$72,274	$70,314	$220,491	$207,550
Amortization of intangibles	(1,771)	(1,772)	(1,771)	(5,314)	(5,314)
Stock-based compensation expense	(4,444)	(4,568)	(3,753)	(12,984)	(11,327)
Restructuring and other charges	130	(1,311)	(1,016)	(3,859)	(6,384)
Litigation reserves, net	(13)	(35)	—	(58)	2,690
Non-GAAP total operating expenses	$67,168	$64,588	$63,774	$198,276	$187,215

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 2, 2016	July 3, 2016	September 27, 2015	October 2, 2016	September 27, 2015

GAAP operating income	$29,856	$25,514	$26,013	$80,984	$54,713
GAAP operating margin	8.8%	8.2%	7.6%	8.4%	5.8%
Amortization of intangibles	4,165	4,166	4,165	12,496	12,804
Stock-based compensation expense	4,870	5,019	4,111	14,300	12,517
Restructuring and other charges	(130)	1,311	1,016	3,859	6,384
Losses on inventory commitments due to restructuring	—	—	—	—	407
Litigation reserves, net	13	35	—	58	(2,690)
Non-GAAP operating income	$38,774	$36,045	$35,305	$111,697	$84,135
Non-GAAP operating margin	11.5%	11.6%	10.3%	11.6%	9.0%

GAAP other income (expense), net	$116	$(332)	$(199)	$(582)	$(67)
Gain on litigation settlements	—	—	—	(5)	—
Loss pertaining to cost method investment	68	479	—	547	—
Non-GAAP other income (expense), net	$184	$147	$(199)	$(40)	$(67)

GAAP net income	$21,119	$16,034	$15,099	$53,742	$26,777
Amortization of intangibles	4,165	4,166	4,165	12,496	12,804
Stock-based compensation expense	4,870	5,019	4,111	14,300	12,517
Restructuring and other charges	(130)	1,311	1,016	3,859	6,384
Losses on inventory commitments due to restructuring	—	—	—	—	407
Litigation reserves, net	13	35	—	58	(2,690)
Gain on litigation settlements	—	—	—	(5)	—
Loss pertaining to cost method investment	68	479	—	547	—
Tax effect of non-GAAP adjustments	(4,197)	(2,960)	(2,652)	(10,400)	(8,251)
Non-GAAP net income	$25,908	$24,084	$21,739	$74,597	$47,948

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 2, 2016	July 3, 2016	September 27, 2015	October 2, 2016	September 27, 2015

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.62	$0.48	$0.47	$1.60	$0.79
Amortization of intangibles	0.12	0.12	0.13	0.37	0.38
Stock-based compensation expense	0.14	0.15	0.13	0.43	0.37
Restructuring and other charges	0.00	0.04	0.03	0.11	0.19
Losses on inventory commitments due to restructuring	—	—	—	—	0.01
Litigation reserves, net	0.00	0.00	—	0.00	(0.08)
Gain on litigation settlements	—	—	—	0.00	—
Loss pertaining to cost method investment	0.00	0.01	—	0.02	—
Tax effect of non-GAAP adjustments	(0.12)	(0.08)	(0.09)	(0.31)	(0.25)
Non-GAAP net income per diluted share	$0.76	$0.72	$0.67	$2.22	$1.41

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	October 2, 2016	July 3, 2016	April 3, 2016	December 31, 2015	September 27, 2015

Cash, cash equivalents and short-term investments	$403,016	$352,672	$333,304	$278,266	$263,848
Cash, cash equivalents and short-term investments per diluted share	$11.88	$10.53	$10.02	$8.40	$8.16

Accounts receivable, net	$233,911	$230,550	$218,421	$290,642	$274,173
Days sales outstanding (DSO)	63	67	66	77	73

Inventories	$217,621	$207,841	$215,307	$213,118	$170,013
Ending inventory turns	4.3	4.1	3.9	4.8	5.8

Weeks of channel inventory:
U.S. retail channel	8.9	8.8	8.8	8.4	9.2
U.S. distribution channel	4.5	5.0	5.6	5.7	7.9
EMEA distribution channel	4.5	3.8	4.4	4.6	5.3
APAC distribution channel	6.8	6.7	6.3	7.0	7.3

Deferred revenue (current and non-current)	$31,526	$32,973	$29,732	$33,331	$34,154

Headcount	944	928	937	963	959
Non-GAAP diluted shares	33,913	33,493	33,269	33,110	32,335

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	October 2, 2016		July 3, 2016		September 27, 2015		October 2, 2016		September 27, 2015
Americas	$225,235	66%	$210,908	67%	$219,736	64%	$629,993	66%	$565,981	60%
EMEA	60,034	18%	51,653	17%	77,725	23%	176,192	18%	234,827	25%
APAC	53,189	16%	49,094	16%	44,432	13%	154,184	16%	139,024	15%
Total	$338,458	100%	$311,655	100%	$341,893	100%	$960,369	100%	$939,832	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Nine Months Ended
	October 2, 2016		July 3, 2016		September 27, 2015		October 2, 2016		September 27, 2015
Retail	$194,203	57%	$170,646	54%	$164,081	48%	$522,392	55%	$416,847	45%
Commercial	73,405	22%	73,671	24%	65,187	19%	215,508	22%	200,935	21%
Service Provider	70,850	21%	67,338	22%	112,625	33%	222,469	23%	322,050	34%
Total	$338,458	100%	$311,655	100%	$341,893	100%	$960,369	100%	$939,832	100%